UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2004

SAFENET, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-20634 (Commission File Number)	52-1287752 (IRS Employer Identification No.)

4690 Millennium Drive
Belcamp, Maryland 21017
(Address of Principal Executive Offices) (Zip Code)

(443) 327-1200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

x        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

     On September 9, 2004, SafeNet, Inc. announced that it has entered into an Agreement and Plan of Merger dated September 9, 2004 with Datakey, Inc., a Minnesota corporation, and Snowflake Acquisition Corp., a Minnesota corporation and wholly-owned subsidiary of SafeNet, providing for the acquisition of Datakey by SafeNet. Pursuant to the Merger Agreement, SafeNet will commence a cash tender offer to the Datakey shareholders to acquire the common stock of Datakey for $0.65 per share and the convertible preferred stock of Datakey for $2.50 per share. The acquisition is expected to close in October 2004.

     In addition, SafeNet and Datakey entered into a Secured Loan Agreement dated September 9, 2004, pursuant to which SafeNet is loaning approximately $2.2 million to Datakey to pay off the principal and interest due on outstanding convertible promissory notes of Datakey.

Item 9.01      Financial Statements and Exhibits.

(a)	Financial statements: None.

(b)	Pro forma financial information: None.

(c)	Exhibits:

Exhibit 99.1 Press release dated September 9, 2004.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 14, 2004

SAFENET, INC.
By:	/s/ Anthony A. Caputo Anthony A. Caputo, Chairman and Chief Executive Officer

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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SAFENET, INC.
EXHIBIT INDEX TO FORM 8-K

EXHIBIT NO.	ITEM

99.1	Press Release dated September 9, 2004

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